EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS THIRD QUARTER 2023 RESULTS
Closed Transformational Merger and Internalization Creating Third Largest Publicly Listed Net Lease REIT with a Global Presence
Exceeded Initial Synergy Estimate of $54 Million by $2 Million Based on 19 days of Lower Than Expected G&A Expenses1
Third Quarter Results Reflect Only 19 Days of Results Post Completion of the Merger and Internalization
Leased Over 1.8 Million Square Feet in the Third Quarter, $17 Million of Net New Straight-Line Rent
Continued Leasing Momentum with a Renewal Spread of 5% Across the Portfolio
Third Quarter Liquidity of $319.4 million

New York, November 7, 2023 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), an internally managed real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter ended September 30, 2023.
Third Quarter 2023 Highlights
Third quarter financial results reflect 73 days of stand-alone pre-merger GNL and only 19 days of post-merger, internalized GNL and RTL results. As a result, comparisons of the period to period financial information of the Company as set forth herein may not be meaningful. The historical financial information included herein as of any date, or for any periods, prior to September 12, 2023, represents the pre-Merger financial information of GNL on a stand-alone basis.
•Completed merger with The Necessity Retail REIT, Inc. (the “Merger”) and internalization of advisory and property management functions (the “Internalization”), creating the third largest publicly listed net lease REIT with a global presence
•As a direct result of the Internalization, based on 19 days of lower than expected G&A expenses, GNL captured $56 million of annualized synergies for the 19 days of combined results, which was higher than the $54 million that was originally estimated as part of the Internalization
•Additional Merger and Internalization synergies are on track and expect to reach $75 million of annual savings by Q3 2024; on track to achieve 6% G&A operating expense target by Q3 2024
•Revenue was $118.2 million compared to $92.6 million in third quarter 2022
•Net loss attributable to common stockholders was $142.5 million, compared to net income of $9.7 million, third quarter 2022. Results for the quarter include $68.82 million of one-time or non-cash expenses associated with the Merger and Internalization
•Net operating income (NOI) was $104.5 million compared to $84.8 million in third quarter 2022
•Core Funds from Operations (“Core FFO”) was $31.5 million, compared to $48.3 million in third quarter 2022
•Adjusted Funds from Operations (“AFFO”) was $46.9 million compared to $41.3 million in the third quarter 2022
•AFFO per diluted share was $0.36 compared to $0.40 in third quarter 20223
•Leased over 1.8 million square feet across the portfolio, resulting in nearly $17 million of net new straight-line rent
•Renewal leasing spread of 5% across the entire portfolio, including a 7% renewal spread for the single-tenant portfolio and a 4.1% renewal spread for the multi-tenant suburban portfolio
•Over 96% leased with minimal near-term lease maturities and a weighted average remaining lease term 6.9 years4
•Weighted average annual rent increase of 1.3% provides organic rental growth
•Sector-leading 58% of annualized straight-line rent comes from Investment Grade or implied Investment Grade tenants5
•Weighted-average debt maturity at the end of the third quarter 2023 was 3.4 years with minimal debt maturity in 2024, and 82% fixed debt across the portfolio
•Revised post Merger quarterly dividend of $0.354 per share of common stock starting in Q4 2023 reducing the amount of cash needed to fund dividends on an annualized per share basis
•Continued to focus on strategic dispositions in 2023, totaling $383 million6 year-to-date, with the proceeds to be used to reduce outstanding debt and general corporate purposes
“We are excited to mark this significant merger milestone, which has propelled us to become the third largest publicly traded net lease REIT with a global presence. With only 19 days of combined RTL and GNL operating results, GNL has already seen the benefits of the Merger by exceeding the projected cost synergies by $2 million as a result of lower than expected G&A expenses for the 19 days of combined operations, resulting in $56 million of annualized synergies and expects to capture the stated $75 million worth of total synergies by Q3 2024. These results only reflect 19 days of transaction results and is a testament to the great accomplishment our team has achieved in this seamless transition of creating one of the leading net lease REITs,” stated Michael Weil, Co-CEO of GNL. “Now that GNL is an internally managed REIT, we expect our share price to trade more in line with our internalized net lease peers on an AFFO multiple basis given the diversification, quality of income and superior investment grade-worthy tenants in our portfolio.”

	Three Months Ended September 30,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$118,168	$92,599

Net (loss) income attributable to common stockholders	$(142,488)	$9,739
Net (loss) income per diluted common share	$(1.11)	$0.09

NAREIT defined FFO attributable to common stockholders	$(26,866)	$48,183
NAREIT defined FFO per diluted common share	$(0.21)	$0.46

Core FFO attributable to common stockholders	$31,542	$48,327
Core FFO per diluted common share	$0.24	$0.47

AFFO attributable to common stockholders	$46,929	$41,312
AFFO per diluted common share	$0.36	$0.40

Property Portfolio

As of September 30, 2023, the Company’s portfolio of 1,304 net lease properties is located in eleven countries and territories, and is comprised of 66.8 million rentable square feet. The Company has concluded that, as of September 30, 2023, it operates in four reportable segments consistent with its current management internal financial reporting purposes: (1) Industrial & Distribution, (2) Multi-Tenant Retail, (3) Single-Tenant Retail and (4) Office.

The real estate portfolio metrics include:

•96.3% leased with a remaining weighted-average lease term of 6.9 years
•77.5% of the portfolio contains contractual rent increases based on annualized straight-line rent
•58.2% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants5
•80.8% U.S. and Canada, 19.2% Europe (based on annualized straight-line rent)
•32% Industrial & Distribution, 27% Multi-Tenant Retail, 21% Single-Tenant Retail and 20% Office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources7

As of September 30, 2023, the Company had liquidity of $319.4 million, including $133.4 million of cash and cash equivalents and $186.0 million of availability under the Company's revolving credit facility. The Company had net debt of $5.2 billion8, including $2.7 billion of mortgage debt.

As of September 30, 2023, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 82% compared to 74.8% as of September 30, 2022. The Company’s total combined debt had a weighted average interest rate of 4.7% resulting in an interest coverage ratio of 2.5 times9. Weighted-average debt maturity was 3.4 years as of September 30, 2023 as compared to 4.2 years as of September 30, 2022.

Footnotes/Definitions

1 $2.2 million in additional captured synergies reflects an incremental $114,000 of savings in GNL’s General & Administrative expenses for the 19-day period following the completion of the Merger and Internalization compared to the previously anticipated General & Administrative expenses for such 19-day period, annualized for a full fiscal year.
2 Includes $10.4 million of equity-based compensation, $43.8 million of non-recurring merger, transaction and other costs, and $14.6 million of non-recurring settlement costs.
3 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity. AFFO for the third quarter also contains a number of adjustments for items that the Company believes were non-recurring, one time items including adjustments for items that were settled in cash such as merger and proxy related expenses.
4 Weighted-average remaining lease term in years is based on square feet as of September 30, 2023.
5 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2023. Comprised of 35.4% leased to tenants with an actual investment grade rating and 22.8% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of September 30, 2023.
6 Inclusive of $185 million of closed transactions and $198 million of signed PSA and LOIs. Assumes signed PSA/LOIs lead to definitive sales on their contemplated terms, which is not assured.
7 During the three months ended September 30, 2023, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock "at-the-market" programs. However, the Company did issue 7,933,711 shares of newly created Series D Preferred Stock, 4,595,175 shares of newly created Series E Preferred Stock and 123,257,658 shares of common stock in connection with the Merger and Internalization.
8 Comprised of the principal amount of GNL's outstanding debt totaling $5.3 billion less cash and cash equivalents totaling $133.4 million, as of September 30, 2023.
9 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

Conference Call
GNL will host a webcast and conference call on November 8, 2023 at 1:00 p.m. ET to discuss its financial and operating results.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-866-652-5200
International Dial-In: 1-412-317-6060

Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com

Or dial in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 10181965
*Available from 5:00 p.m. ET on November 8, 2023 through February 8, 2023.

Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the recently completed merger with The Necessity Retail REIT, Inc. (“RTL”) and the internalization of our property management and advisory functions; the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on us, our tenants and the global economy and financial markets; that any potential future acquisition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$1,432,508	$494,101
Buildings, fixtures and improvements	5,810,267	3,276,656
Construction in progress	27,842	26,717
Acquired intangible lease assets	1,366,597	689,275
Total real estate investments, at cost	8,637,214	4,486,749
Less accumulated depreciation and amortization	(1,003,597)	(891,479)
Total real estate investments, net	7,633,617	3,595,270
Assets held for sale	1,299	—
Cash and cash equivalents	133,439	103,335
Restricted cash	44,998	1,110
Derivative assets, at fair value	26,400	37,279
Unbilled straight-line rent	76,264	73,037
Operating lease right-of-use asset	75,669	49,166
Prepaid expenses and other assets	122,636	64,348
Due from related parties	—	464
Deferred tax assets	2,559	3,647
Goodwill and other intangible assets, net	51,018	21,362
Deferred financing costs, net	16,814	12,808
Total Assets	$8,184,713	$3,961,826

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,571,664	$1,233,081
Revolving credit facility	1,609,931	669,968
Senior notes, net	881,320	493,122
Acquired intangible lease liabilities, net	98,323	24,550
Derivative liabilities, at fair value	269	328
Due to related parties	—	1,183
Accounts payable and accrued expenses	117,993	22,889
Operating lease liability	47,893	21,877
Prepaid rent	47,070	28,456
Deferred tax liability	6,029	7,264
Dividends payable	10,995	5,189
Total Liabilities	5,391,487	2,507,907
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	—
7.375% Series E cumulative redeemable perpetual preferred stock	46	—
Common stock	3,638	2,371
Additional paid-in capital	4,349,401	2,683,169
Accumulated other comprehensive income	(602)	1,147
	(1,560,738)	(1,247,781)
Total Stockholders' Equity	2,791,939	1,439,021
Non-controlling interest	1,287	14,898
Total Equity	2,793,226	1,453,919
Total Liabilities and Equity	$8,184,713	$3,961,826

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2023	2022
Revenue from tenants	$118,168	$92,599

Expenses:
Property operating	13,623	7,765
Operating fees to related parties	8,652	10,088
Impairment charges	65,706	796
Merger, transaction and other costs	43,765	103
Settlement costs	14,643	—
General and administrative	6,977	4,060
Equity-based compensation	10,444	3,132
Depreciation and amortization	49,232	37,791
Total expenses	213,042	63,735
Operating income before loss on dispositions of real estate investments	(94,874)	28,864
Gain on dispositions of real estate investments	(684)	143
Operating income	(95,558)	29,007
Other income (expense):
Interest expense	(41,161)	(24,207)
Loss on extinguishment of debt	—	(41)
Gain on derivative instruments	3,217	13,121
Other income	119	10
Total other expense, net	(37,825)	(11,117)
Net (loss) income before income taxes	(133,383)	17,890
Income tax expense	(2,801)	(3,052)
Net loss	(136,184)	14,838
Preferred stock dividends	(6,304)	(5,099)
Net loss attributable to common stockholders	$(142,488)	$9,739

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(1.11)	$0.09

Weighted average shares outstanding — Basic and Diluted	130,825	103,715

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2023	2022
Adjusted EBITDA
Net (loss) income	$(136,184)	$14,838
Depreciation and amortization	49,232	37,791
Interest expense	41,161	24,207
Income tax expense	2,801	3,052
Impairment charges	65,706	796
Equity-based compensation	10,444	3,132
Merger, transaction and other costs	43,765	103
Settlement costs	14,643	—
Loss (gain) on dispositions of real estate investments	684	(143)
Gain on derivative instruments	(3,217)	(13,121)
Loss on extinguishment of debt	—	41
Other income	(119)	(10)
Expenses attributable to 2023 proxy contest and related litigation [1]	14	—
Adjusted EBITDA	88,930	70,686

Net operating income (NOI)
Operating fees to related parties	8,652	10,088
General and administrative	6,977	4,060
Expenses attributable to 2023 proxy contest and related litigation [1]	(14)	—
NOI	104,545	84,834
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,444	351
Straight-line rent	(2)	(2,314)
Cash NOI	$105,987	$82,871

Cash Paid for Interest:
Interest Expense	$41,161	$24,207
Non-cash portion of interest expense	(2,046)	(2,322)
Amortization of mortgage discounts	(3,374)	(225)
Total cash paid for interest	$35,741	$21,660
Footnote:

[1] Amount relates to general and administrative expenses incurred for the Company’s 2023 proxy contest and related litigation involving Blackwells Capital LLC, an affiliate of Blackwells Onshore I LLC, and certain others involved with the proxy solicitation (collectively, the “Blackwells/Related Parties”). The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The third quarter of 2022 did not have any of these expenses.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands

	Three Months Ended September 30,
	2023	2022
Net loss attributable to stockholders (in accordance with GAAP)	$(142,488)	$9,739
Impairment charges	65,706	796
Depreciation and amortization	49,232	37,791
Gain on dispositions of real estate investments	684	(143)
FFO (defined by NAREIT)	(26,866)	48,183
Merger, transaction and other costs [1]	43,765	103
Settlement costs [2]	14,643	—
Loss on extinguishment of debt	—	41
Core FFO attributable to common stockholders	31,542	48,327
Non-cash equity-based compensation	10,444	3,132
Non-cash portion of interest expense	2,046	2,322
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,444	351
Straight-line rent	(2)	(2,314)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	1
Eliminate unrealized gains on foreign currency transactions [4]	(1,933)	(10,732)
Amortization of mortgage discounts	3,374	225
Expenses attributable to 2023 proxy contest and related litigation [5]	14	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$46,929	$41,312
Footnotes:
[1] For the three months ended September 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the proposed merger.
[2] In the three months ended September 30, 2023, we recognized these settlement costs which include expense for Common Stock issued/to be issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. As of March 31, 2023, the Company has collected all previously deferred rents.
[4] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2023, the gain on derivative instruments was $3.2 million, which consisted of unrealized gains of $1.9 million and realized gains of $1.3 million. For the three months ended September 30, 2022, the gain on derivative instruments was $13.1 million, which consisted of unrealized gains of $10.7 million and realized gains of $2.4 million.
[5] Amounts relate to general and administrative expenses incurred for the Company’s 2023 proxy contest and related Blackwells/Related Parties litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount. The third quarter of 2022 did not have any of these expenses.

The following table provides operating financial information for the Company’s four reportable segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2023	2022	2023	2022
Industrial & Distribution:
Revenue from tenants	$53,767	$52,196	$157,879	$158,947
Property operating expense	3,436	3,145	10,050	9,748
Segment income	$50,331	$49,051	$147,829	$149,199

Multi-Tenant Retail:
Revenue from tenants	$13,387	$—	$13,387	$—
Property operating expense	4,457	—	4,457	—
Segment income	$8,930	$—	$8,930	$—

Single-Tenant Retail:
Revenue from tenants	$12,212	$3,009	$20,471	$9,399
Property operating expense	737	144	1,053	588
Segment income	$11,475	$2,865	$19,418	$8,811

Office:
Revenue from tenants	$38,802	$37,394	$116,607	$116,563
Property operating expense	4,993	4,476	15,242	12,687
Segment income	$33,809	$32,918	$101,365	$103,876

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Constant Currency

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.